CRAFTCLICK.COM, INC.
                   STOCK OPTIONS GRANT SCHEDULE


                    Hire   No. Options  Exercise  Vesting  No. Vested
                    Date     Granted     Price     Period  at 8-1-00   Balance
Employees:

Cayce, Ed          3/29/99   100,000     $1.00       Over   100,000       -
Chase, Renee       2/21/00    50,000      1.00    4 Years     6,250    43,750
Kirshner, Michael  12/1/99    40,000      1.00       Over     5,000       -
Murray, Russell    2/1/00    250,000      1.00       Over   250,000       -
Murray, Tom        2/1/00    100,000      1.00       Over   100,000       -
Oh, Erica          12/3/99    25,000      1.00    4 Years     3,125     21,875
Marin, Jeff        7/1/99     11,250      1.00       Over    11,250       -
Reick, Michael     3/29/99   100,000      1.00       Over   100,000       -
Richards, Ruth Ann 2/15/00    50,000      1.00    4 Years     6,250     43,750
Running, Jeremy    2/7/00     40,000      1.00    4 Years     5,000     35,000
Seth, Sandy*       3/29/99   468,000      1.00       Over   468,000       -
Singh, Manny       2/21/00   250,000      1.00       Over   250,000       -
Valentine, Jeanie  2/7/00     50,000      1.00    4 Years     6,250     43,750
Castallion, Cora   6/1/00     75,000      1.00    4 Years        -      75,000
Vidal, Rian        1/1/00    100,000      1.00    4 Years    25,000     75,000
Yollin, Peter*     3/29/99   468,000      1.00       Over   468,000       -

Total Employee Options     2,177,250                      1,804,125    338,125

Consultants:

Burningham, Leonard 2/3/00    50,000   $1.125-$2     Over    26,710     23,290
Bresnick, Gil      2/17/00    50,000      1.00    4 Years        -      50,000
Dyben, Jack        2/17/00    50,000      1.00    4 Years        -      50,000
Leigh, Tera        3/20/00    50,000      1.00    4 Years        -      50,000
Mugrage, Ken       3/20/00    50,000      1.00    4 Years        -      50,000
Torres, Christine  3/1/00     10,000      1.00    4 Years        -      10,000
Wolf, Stephen      6/1/00    125,000      1.00       Over   125,000       -

Total Consultant Options     385,000                        151,710    233,290

Total Options Granted      2,562,250                      1,955,835    571,415

     * Shares issued to Messrs. Seth and Yollin, directors and executive officers and employees of the Registrant will be issued, subject to resale under Rule 144, and stock certificates representing these shares shall be imprinted with an appropriate "control" legend.